Exhibit 4.1

UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE THE DATE THAT IS 4 MONTHS AND A DAY AFTER THE LATER OF (i) AUGUST 2, 2007 AND (ii) THE DATE THE ISSUER BECAME A REPORTING ISSUER IN ANY PROVINCE OR TERRITORY.

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “1933 ACT”) OR APPLICABLE STATE SECURITIES LAWS. THESE SECURITIES MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED UNLESS THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND SUCH LAWS COVERING SUCH SECURITIES, OR THE COMPANY RECEIVES AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY STATING THAT SUCH OFFER, SALE, PLEDGE OR OTHER TRANSFER IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF THE SECURITIES ACT AND SUCH LAWS. THE SECURITIES REPRESENTED BY THE CERTIFICATE CANNOT BE THE SUBJECT OF HEDGING TRANSACTIONS UNLESS SUCH TRANSACTIONS ARE CONDUCTED IN COMPLIANCE WITH THE 1933 ACT.

SPECIAL WARRANT CERTIFICATE

STERLING MINING COMPANY

(Incorporated under the laws of the State of Idaho)

SPECIAL WARRANT CERTIFICATE NO.	SPECIAL WARRANTS

THIS IS TO CERTIFY THAT

[Name of holder]

[Address of holder]

(the “Special Warrantholder”) is the registered holder of the number of special warrants (the “Special Warrants”) stated above and is entitled to receive for each Special Warrant evidenced by this certificate, in the manner and subject to the restrictions and adjustments set forth herein, one unit (a “Unit”) of Sterling Mining Company (the “Corporation”) for no further payment. Each Unit shall consist, subject to adjustments, of one share of common stock of the Corporation (a “Common Share”), par value U.S.$0.05 per share and one half of one share purchase warrant (each whole warrant, a “Warrant”). Each Warrant is exercisable for one Common Share until August 2, 2009, at an exercise price of U.S.$4.10 per Common Share. The Warrants shall be governed by certificates substantially in the form and terms attached hereto. All capitalized terms used by not otherwise defined herein shall have the meaning ascribed to such terms in the subscription agreement between the Special Warrantholder and the Corporation dated the date hereof.

The Special Warrants evidences by this certificate will be automatically exercised (the “Automatic Exercise”) into Units, without any action, including additional payment, on the part of the Special Warrantholder, on the third business day after a (i) Final Receipt (as defined herein) has been issued and (ii) the Corporation and the Agents confirm in writing that the conditions of Automatic Exercise have been fulfilled and all other regulatory or other approvals have been received. The Corporation shall upon such automatic exercise, register certificates representing the Common Shares and Warrants issued upon the Automatic Exercise in the name and at the address appearing on the Special Warrant register maintained by the Corporation.

The right to acquire Units may only be exercised by the Special Warrantholder at any time from and after the 90th day after the date hereof and prior to the Automatic Exercise by:

(a)	duly completing and executing the exercise form (the “Exercise Form”) attached hereto as Appendix “A”; and

(b)	surrendering this warrant certificate (the “Special Warrant Certificate”), with the Exercise Form to the Corporation at its principal address at 2201 Government Way, Suite E, Coeur d’Alene, Idaho, U.S.A., 83814.

The Special Warrants represented by this Special Warrant Certificate shall be deemed to be surrendered only upon personal delivery hereof or, if sent by mail or other means of transmission, upon actual receipt thereof by the Corporation at the office referred to above, unless the Corporation accepts another form of delivery.

Upon the exercise of Special Warrants, the person or persons in whose name or names the Units issuable upon subscription of the Units are to be issued shall be deemed for all purposes to be the Special Warrantholder or Special Warrantholders of record of such Units and upon surrender of these Special Warrants, the Corporation covenants that it will cause a certificate or certificates representing such Units to be delivered or mailed to the person or persons at the address or addresses specified in by such person or persons within three business days.

The registered Special Warrantholder of these Special Warrants may acquire any lesser number of Units than the number of Units which may be purchased for the Special Warrants represented by this Special Warrant Certificate. In such event, the Special Warrantholder shall be entitled to receive a new Special Warrant Certificate for the balance of the Units which may be purchased. No fractional Common Shares or Warrants will be issued and no cash consideration will be paid in lieu of fractional Common Shares or Warrants.

In the event of certain alterations to the Common Shares, including any subdivision, consolidation or reclassification, and in the event of certain forms of reorganization of the Corporation, including any amalgamation, merger or arrangement, the Special Warrantholders of Special Warrants shall, upon subscription of the Special Warrants following the occurrence of any of those events, be entitled to receive the same number and kind of securities that they would have been entitled to receive had they subscribed for their Special Warrants immediately prior to the occurrence of those events more fully described below.

All certificates issued in exchange for or in substitution of, the Special Warrant Certificates, unless such exchange or substitution shall occur subsequent to the date that is (A) the date on which a Final Receipt (the term “Final Receipt” means a receipt for a final prospectus qualifying the Common Shares and Warrants, issued by the securities regulatory authorities of the jurisdictions of Canada where subscribers of special warrants issued by the Corporation on August 2, 2007 reside) or (B) four months and a day after the later of (i) August 2, 2007, and (ii) the date the Corporation became a reporting issuer in any province or territory of Canada (the “Freetrade Date”), shall bear the following legend:

“UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE THE DATE THAT IS 4 MONTHS AND A DAY AFTER THE LATER OF (i) AUGUST 2, 2007, AND (ii) THE DATE THE ISSUER BECAME A REPORTING ISSUER IN ANY PROVINCE OR TERRITORY.”

In the event that the Special Warrants are exercised by the Special Warrantholder prior to the Freetrade Date, the certificates evidencing the Common Shares and Warrants shall bear the following legend:

“UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE THE DATE THAT IS 4 MONTHS AND A DAY AFTER THE LATER OF (i) AUGUST 2, 2007, AND (ii) THE DATE THE ISSUER BECAME A REPORTING ISSUER IN ANY PROVINCE OR TERRITORY.”

The certificates representing the Common Shares and Warrants, if issued prior to the Registration Statement (as such term is defined in the subscription agreement between the Corporation and the investor pursuant to which the Special Warrants have been issued) becoming effective, and all certificates issued in substitution or exchange thereof, will bear a legend substantially in the following form:

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “1933 ACT”) OR APPLICABLE STATE SECURITIES LAWS. THESE SECURITIES MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED UNLESS THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND SUCH LAWS COVERING SUCH SECURITIES, OR THE COMPANY RECEIVES AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY STATING THAT SUCH OFFER, SALE, PLEDGE OR OTHER TRANSFER IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF THE SECURITIES ACT AND SUCH LAWS. THE SECURITIES REPRESENTED BY THE CERTIFICATE CANNOT BE THE SUBJECT OF HEDGING TRANSACTIONS UNLESS SUCH TRANSACTIONS ARE CONDUCTED IN COMPLIANCE WITH THE 1933 ACT.”

In addition, Warrants shall bear another legend substantially in the following form:

“THIS WARRANT [AND IF THE REGISTRATION STATEMENT HAS NOT BECOME EFFECTIVE AT THE TIME OF ISSUANCE OF THE WARRANTS, ADD THE FOLLOWING: AND THE SECURITIES ISSUABLE UPON EXERCISE HEREOF] HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “1933 ACT”), OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. THIS WARRANT MAY NOT BE EXERCISED BY OR ON BEHALF OF A U.S. PERSON OR PERSON IN THE UNITED STATES UNLESS THIS WARRANT AND SECURITIES ISSUABLE UPON EXERCISE OF THIS

WARRANT HAVE BEEN REGISTERED UNDER THE 1933 ACT AND THE APPLICABLE SECURITIES LEGISLATION OF ANY SUCH STATE OR AN EXEMPTION FROM SUCH REGISTRATION REQUIREMENTS IS AVAILABLE. “UNITED STATES” AND “U.S. PERSON” ARE AS DEFINED BY REGULATION S UNDER THE 1933 ACT.”

provided that, if at any time, in the opinion of counsel to the Corporation, such legends are no longer necessary or advisable under any such securities laws, or the holder of any such legended certificate, at the holder’s expense, provides the Corporation with evidence satisfactory in form and substance to the Corporation (which may include an opinion of counsel satisfactory to the Corporation) to the effect that such legends are not required, such legended certificate may thereafter be surrendered to the Corporation in exchange for a certificate which does not bear such legend.

1.1	Adjustment of Number of Common Shares

(a)	Adjustment: The rights of the holder of any Special Warrant, including the number of Common Shares issuable upon the exchange or deemed exchange of such Special Warrant, shall be adjusted from time to time in the events and in the manner provided in, and in accordance with the provisions of, this section 1.1. The Share Rate (as defined hereinafter) in effect on any date shall be subject to adjustment from time to time as follows:

(i)	If at any time from the date hereof to the date of Automatic Exercise (the “Adjustment Period”) the Corporation shall:

A.	fix a record date for the issue of, or issue, common shares to the holders of all or substantially all of the outstanding Common Shares by way of a stock dividend;

B.	fix a record date for the distribution to, or make a distribution to, the holders of all or substantially all of the outstanding Common Shares payable in common shares or securities exchangeable for or convertible into common shares (other than a distribution which constitutes a Rights Offering (as defined hereinafter) or a Special Distribution (as defined hereinafter));

C.	subdivide the outstanding common shares into a greater number of common shares; or

D.	consolidate the outstanding common shares into a smaller number of common shares;

(any of the events in subclauses A, B, C and D above being herein called a “Common Share Reorganization”), the Share Rate shall be adjusted on the earlier of the record date on which holders of Common Shares are determined for the purposes of the Common Share Reorganization and the effective date of the Common Share Reorganization to the number determined by multiplying the Share Rate in effect immediately prior to such record date or effective date, as the case may be, by a fraction:

A.	the numerator of which shall be the number of common shares which will be outstanding immediately after giving effect to such Common Share Reorganization (including in the case of a distribution of securities exercisable or exchangeable for or convertible into Common Shares the number of Common Shares which would be outstanding had such securities been exercised or exchanged for or converted into Common Shares on such date); and

B.	the denominator of which shall be the number of common shares outstanding on such record date or effective date, as the case may be, before giving effect to such Common Share Reorganization.

To the extent that any adjustment in the Share Rate occurs pursuant to this paragraph 1.1(a)(i) as a result of the fixing by the Corporation of a record date for the issue or distribution of securities exercisable or exchangeable for or convertible into Common Shares, the Share Rate shall be readjusted immediately after the expiry of any relevant exercise, exchange or conversion right to the Share Rate which would then be in effect based upon the number of Common Shares actually issued and remaining issuable after such expiry and shall be further readjusted in such manner upon the expiry of any further such right.

(ii)	If at any time during the Adjustment Period the Corporation shall fix a record date for the issue or distribution to the holders of all or substantially all of the outstanding Common Shares of rights, options or warrants pursuant to which the holders thereof are entitled, during a period expiring not more than forty-five days after the record date for such issue (such period being the “Rights Period”), to subscribe for or purchase common shares or securities exercisable or exchangeable for or convertible into Common Shares at a price per share to the holder thereof (or in the case of securities exercisable or exchangeable for or convertible into common shares, at an exercise, exchange or conversion price per share) which is less than 95% of the Current Market Price (as defined hereinafter) of the Common Shares as of such record date (any of such events being called a “Rights Offering”), the Share Rate shall be adjusted effective immediately after the record date for such Rights Offering to the number determined by multiplying the Share Rate in effect on such record date by a fraction:

A.	the numerator of which shall be the sum of the number of Common Shares outstanding on such record date and the number of Common Shares offered pursuant to the Rights Offering (including in the case of the issue or distribution of securities exercisable or exchangeable for or convertible into Common Shares the number of Common Shares for or into which such securities may be exercised, exchanged or converted); and

B.	the denominator of which shall be the aggregate of

I.	the number of Common Shares outstanding on the record date for the Rights Offering, and

II.	the quotient determined by dividing

(1)	either (a) the product of the number of Common Shares offered during the Rights Period pursuant to the Rights Offering and the price at which such Common Shares are offered, or, (b) the product of the exercise, exchange or conversion price of the securities so offered and the number of Common Shares for or into which the securities offered pursuant to the Rights Offering may be exercised, exchanged or converted, as the case may be, by

(2)	the Current Market Price of the Common Shares as of the record date for the Rights Offering.

If by the terms of the rights, options, or warrants referred to in this paragraph 1.1(i), there is more than one purchase, exercise, exchange or conversion price per common share, the aggregate price of the total number of additional common shares offered for subscription or purchase, or the aggregate exercise, exchange or conversion price of the exercisable, exchangeable or convertible securities so offered, shall be calculated for purposes of the adjustment on the basis of the lowest purchase, exercise, exchange or conversion price per Common Share, as the case may be. Any Common Shares owned by or held for the account of the Corporation shall be deemed not to be outstanding for the purpose of any such calculation. To the extent that any adjustment in the Share Rate occurs pursuant to this paragraph 1.1(a)(ii) as a result of the fixing by the Corporation of a record date for the issue or distribution of rights, options or warrants referred to in this paragraph 1.1(a)(ii), the Share Rate shall be readjusted immediately after the expiry of any relevant exercise, exchange or conversion right to the Share Rate which would then be in effect based upon the number of Common Shares actually issued and remaining issuable after such expiry and shall be further readjusted in such manner upon the expiry of any further such right.

(iii)	If at any time during the Adjustment Period the Corporation shall fix a record date for the issue or distribution to the holders of all or substantially all of the outstanding Common Shares of:

A.	shares of the Corporation of any class other than Common Shares;

B.	rights, options or warrants to acquire Common Shares or securities exercisable, exchangeable for or convertible into Common Shares (other than rights, options or warrants pursuant to which holders of Common Shares are entitled, during a period expiring not more than forty-five days after the record date for such issue, to subscribe for or purchase Common Shares or securities exercisable or exchangeable for or convertible into Common Shares at a price per share (or in the case of securities exercisable or exchangeable for or convertible into Common Shares at an exercise, exchange or conversion price per share) which is at least 95% of the Current Market Price of the Common Shares as of such record date);

C.	evidences of indebtedness of the Corporation; or

D.	any property or assets of the Corporation;

and if such issue or distribution does not constitute a Common Share Reorganization or a Rights Offering (any of such non-excluded events being herein called a “Special Distribution”), the Share Rate shall be adjusted effective immediately after the record date for the Special Distribution to the number determined by multiplying the Share Rate in effect on the record date for the Special Distribution by a fraction:

I.	the numerator of which shall be the product obtained by multiplying the number of Common Shares outstanding on such record date by the Current Market Price of the Common Shares as of such record date; and

II.	the denominator of which shall be the difference between

(1)	the product of the number of Common Shares outstanding on such record date and the Current Market Price of the Common Shares of as such record date, and

(2)	the fair value, as determined by the directors of the Corporation, to the holders of Common Shares of the shares, rights, options, warrants, evidences of indebtedness or property or assets to be issued or distributed in the Special Distribution.

Any Common Shares owned by or held for the account of the Corporation shall be deemed not to be outstanding for the purpose of such calculation. To the extent that any adjustment in the Share Rate occurs pursuant to this paragraph 1.1(a)(iii) as a result of the fixing by the Corporation of a record date for the issue or distribution of rights, options or warrants to acquire Common Shares or securities exercisable or exchangeable for or convertible into Common Shares referred to in this paragraph 1.1(b)(iii), the Share Rate shall be readjusted immediately after the expiry of any relevant exercise, exchange or conversion right to the amount which would then be in effect based upon the number of Common Shares issued and remaining issuable after such expiry and shall be further readjusted in such manner upon the expiry of any further such right.

(iv)	If at any time during the Adjustment Period there shall occur:

A.	a reclassification or redesignation of the Common Shares, any change of the Common Shares into other shares or securities or any other capital reorganization involving the Common Shares other than a Common Share Reorganization;

B.	a consolidation, amalgamation or merger of the Corporation with or into another body corporate which results in a reclassification or redesignation of the Common Shares or a change of the Common Shares into other shares or securities; or

C.	the transfer of the undertaking or assets of the Corporation as an entirety or substantially as an entirety to another corporation or entity;

(any of such events being called a “Capital Reorganization”), after the effective date of the Capital Reorganization the Holder shall be entitled to receive, and shall accept, upon exchange of the Special Warrants, in lieu of the number of Common Shares to which the Holder was theretofor entitled upon the exchange of the Special Warrants, the kind and aggregate number of shares and other securities or property resulting from the Capital Reorganization which the Holder would have been entitled to receive as a result of the Capital Reorganization if, on the effective date thereof, the Holder had been the registered holder of the number of Common Shares which the Holder was theretofore entitled to purchase or receive upon the exchange of the Special Warrants. If necessary, as a result of any such Capital Reorganization, appropriate adjustments shall be made in the application of the provisions of this Special Warrant Certificate with respect to the rights and interests thereafter of the Holder to the end that the provisions hereof shall thereafter correspondingly be made applicable as nearly as may reasonably be possible in relation to any shares or other securities or property thereafter deliverable upon the exchange of the Special Warrants.

(b)	Deferral of Adjustment: In any case in which this section 1.1 shall require that an adjustment shall become effective immediately after a record date for, or an effective date of, an event referred to in this section 1.1, the Corporation may defer, until the occurrence and consummation of such event, issuing to the Special Warrantholder exchanged after such record date or effective date and before the occurrence and consummation of such event the additional Common Shares or other shares or securities or property issuable upon such exchange by reason of the adjustment required by such event, provided, however, that, subject to subsection 1.1(c) hereof, the Corporation shall deliver to the Special Warrantholder an appropriate instrument evidencing the right of the Special Warrantholder to receive such additional Common Shares or other shares or securities or property upon the occurrence and consummation of such event and the right to receive any dividend or other distribution in respect of such additional Common Shares or other shares or securities or property declared in favour of the holders of record of Common Shares or of such other shares or securities or property on or after the date on which the Special Warrants are exchanged or deemed to be exchanged for Common Shares or such later date as the Special Warrantholder would, but for the provisions of this subsection, have become the holder of record of such additional Common Shares or of such other shares or securities or property pursuant to subsection 1.1(a) hereof.

(c)

Adjustments Cumulative: The adjustments provided for in this section 1.1 are cumulative, shall, in the case of any adjustment to the Share Rate, be computed to the nearest one one-hundredth of a Common Share and shall apply (without duplication) to successive subdivisions, consolidations, distributions, issues or other events resulting in any adjustment under the provisions of this section 1.1, provided that, notwithstanding any other provision of this section 1.1, no adjustment of the Share Rate will be required (i) unless such adjustment would require an increase or decrease of at least one per cent in the Share Rate then in effect (provided, however, that any adjustment which by reason of this subsection 1.1(c) is not required to be made will be carried forward and taken into account in any subsequent adjustment), (ii) if, in respect of any event described in this section 1.1 the holders of Special Warrants are entitled to participate in such event on the same terms, with the necessary changes, as if the Special Warrants had been exchanged prior to or on the effective date of or record date for such event, (iii) in respect of any Common Shares issuable or issued pursuant to any share incentive plan in force from time to time for directors, officers or employees of the Corporation or of subsidiaries of the Corporation or (iv) in respect of any Common Shares issuable or issued upon the exchange of the Special Warrants. Notwithstanding any other provision of this section 1.1, no adjustment of the Share Rate shall be made which would result in a decrease in the number of Common Shares issuable upon the exchange of the Special Warrants, except in respect of a consolidation of the outstanding Common Shares or an event referred to in paragraph 1.1(a)(iv) hereof.

(d)	Resolution of Questions: If any question arises with respect to the adjustments provided in this section 1.1, such question shall be conclusively determined by the auditors of the Corporation or, if they are unable or unwilling to act, by such firm of chartered accountants as is appointed by the Corporation and is acceptable to the Holder. Such accountants shall have access to all necessary records of the Corporation and such determination shall be binding upon the Corporation and the Holder.

(e)	Other Actions: If and whenever at any time during the Adjustment Period, the Corporation shall take any action affecting or relating to the Common Shares other than any action described in this section 1.1, which in the opinion of the directors of the Corporation would prejudicially affect the rights of the Special Warrantholder, the Share Rate will be adjusted by the directors of the Corporation in such manner, if any, and at such time, as the directors of the Corporation may reasonably determine to be equitable in the circumstances to such holder. Failure of the taking of action by the directors so as to provide for an adjustment prior to the record date or effective date of any action by the Corporation affecting the Share Rate shall be deemed to be conclusive evidence that the directors of the Corporation have determined that it is equitable to make no adjustment in the circumstances.

(f)	Additional Actions: As a condition precedent to the taking of any action which would require an adjustment in any of the rights of the Special Warrantholder under the Special Warrants, including the Share Rate, the Corporation will take any action which may, in the opinion of counsel to the Corporation, be necessary in order that the Corporation, or any successor to the Corporation or successor to the undertaking and assets of the Corporation, will be obligated to and may validly and legally issue all of the Common Shares or other securities or property which the Holder would be entitled to receive thereafter on the exchange thereof in accordance with the provisions hereof.

(g)	Notice: At least ten days before the earlier of the record date of or effective date for any event referred to in this section 1.1 that requires or might require an adjustment in any of the rights of the Special Warrantholder under the Special Warrants including, the Share Rate, the Corporation will give notice to the Holder at the address set out in the Special Warrant register maintained by the Corporation of the particulars of such event and, to the extent determinable, any adjustment required, in accordance with the provisions of this Special Warrant Certificate. Such notice need only set forth such particulars as have been determined at the date such notice is given. If any adjustment for which such notice is given is not then determinable, promptly after such adjustment is determinable the Corporation will give notice to the Special Warrantholder of such adjustment.

(h)	Definitions: In this section 1.1, unless there is something in the subject matter or context inconsistent therewith:

(i)	“Current Market Price” of a Common Share at any date means the price per share equal to the weighted average price at which the Common Shares have traded a recognized stock exchange for any 20 consecutive Trading Days selected by the directors of the Corporation commencing not more than 30 Trading Days before such date and ending no less than five Trading Days prior to such date, or, if the Common Shares are not then listed on any stock exchange, then on the over-the-counter market with the weighted average price per Common Share being determined by dividing the aggregate sale price of all Common Shares sold on the said exchange or market, as the case may be, during the said 20 consecutive Trading Days by the aggregate number of Common Shares so sold or, if the Common Shares are not then traded on any recognized market or exchange, as determined by the directors of the Corporation, acting reasonably;

(ii)	“Share Rate” means the number of Common Shares which are issuable upon the exchange of each Special Warrant in accordance herewith, subject to adjustment as provided herein, and which on the date hereof is one Common Share; and

(iii)	“Trading Day” with respect to a stock exchange means a day on which such stock exchange is open for business and with respect to the over-the-counter market means a day on which the over-the-counter market is open for business.

The holding of the Special Warrants evidenced by this Special Warrant Certificate shall not constitute the Special Warrantholder hereof a shareholder of the Corporation or entitle the Special Warrantholder to any right or interest in respect thereof except as expressly provided in this Special Warrant Certificate.

The Special Warrants evidenced by this Special Warrant Certificate may not be transferred except with the written consent of the Corporation.

Compliance with securities legislation applicable to the Special Warrantholders is the responsibility of the Special Warrantholder or its transferee.

This Special Warrant Certificate shall be governed by and interpreted in accordance with the laws of the Province of Ontario and the federal laws of Canada applicable therein.

Neither the Special Warrants represented by this Special Warrant Certificate nor the Common Shares or Warrants issuable upon exercise of such Special Warrants have been registered under the United States Securities Act of 1933, as amended, (the “Act”) and, therefore, neither may be offered, sold or otherwise transferred within the United States or to, or for the account or benefit of United States Persons. Terms used in this paragraph have the meanings given them by Regulation S under the Act.

This Special Warrant Certificate shall not be valid for any purpose whatsoever unless and until it has been certified by or on behalf of the Corporation.

Adjustments to Warrants shall be made in accordance with the terms of the attached Warrant Certificate, whether or not such Warrants have been issued.

1.2	Entitlement to Shares on Exercise of Special Warrant

All shares of any class, other securities or property which a Special Warrantholder is at the time in question entitled to receive on the exercise of its Special Warrant, whether or not as a result of adjustments made pursuant to this section, shall, for the purposes of the interpretation of this Special Warrant Certificate, be deemed to be shares or securities which such Special Warrantholder is entitled to acquire pursuant to such Special Warrant.

The Corporation may deem and treat the registered owner of any Special Warrant Certificate as the absolute owner of the Special Warrant represented thereby for all purposes, and the Corporation shall not be affected by any notice or knowledge to the contrary except where the Corporation is required to take notice by statute or by order of a court of competent jurisdiction. A Special Warrantholder shall be entitled to the rights evidenced by its Special Warrant Certificate free from all equities or rights of set off or counterclaim between the Corporation and the original or any intermediate Special Warrantholder thereof and all Persons may act accordingly and the receipt of any such Special Warrantholder of the Units which may be acquired pursuant thereto shall be a good discharge to the Corporation for the same and the Corporation shall not be bound to inquire into the title of any such Special Warrantholder except where the Corporation is required to take notice by statute or by order of a court of competent jurisdiction.

Immediately after the Automatic Exercise, all rights under any Special Warrant to acquire Units, in respect of which the right of acquisition herein and therein provided shall not have been exercised, shall cease and terminate and such Special Warrant shall be void and of no further force or effect, except to the extent that the Special Warrantholder has not received certificates representing Common Shares held by it, in which case the Special Warrantholders’ rights shall continue until it has received that to which it is entitled hereunder.

1.3	Liquidity Incentive

The Company will file and obtain a receipt for the Prospectus in Canada within 90 days of Closing. The Company will no later than 14 days after the Closing Date, file a Registration Statement and use its best efforts to have such Registration Statement declared effective by the SEC within 90 days of Closing to register the resale of the Common Shares and the Registrable Securities.

If the Company does not both (i) file and obtain a receipt for the Prospectus in Canada and (ii) the resale Registration Statement in the United States is not, for any reason in the reasonable control of the Company, declared effective by the SEC within 90 days of Closing, the Company shall thereafter pay the Holder 5% of the Subscription Amount and an additional 15% of the Subscription Amount if such conditions are not met within 120 days of Closing, payable in U.S. dollars forthwith upon the expiry of such periods.

Time shall be of the essence hereof.

IN WITNESS WHEREOF the Corporation has caused this Special Warrant Certificate to be signed by its duly authorized officer as of the              day of August, 2007.

STERLING MINING COMPANY

By:
James Meek Chief Financial Officer

APPENDIX “A”

EXERCISE FORM

TO: STERLING MINING COMPANY

1. The undersigned registered Special Warrantholder of the within warrants (the “Warrants”) hereby irrevocably subscribes for the number of Units of Sterling Mining Company (the “Corporation”) as indicated, for no further payment, upon the terms applicable to these Special Warrants.

NUMBER OF UNITS SUBSCRIBED FOR:

Further Special Warrant Certificate required for balance of Special Warrants evidenced hereby:

2. The Common Shares and Warrants (or other securities or property) are to be registered as follows:

Name:
Address in Full:
Telephone:
SIN:

3. The Common Shares and Warrants (or other security or property) are to be delivered as follows (check one):

A.	To the registered address above	B.	To the following address below:

4. The undersigned represents, warrants and certifies as follows (one (only) of the following must be checked):

☐	A	[The undersigned holder (i) at the time of exercise of the Special Warrant is not in the United States; (ii) is not a “U.S. person” as defined in Regulation S under the United States Securities Act of 1933, as amended (the “U.S. Securities Act”), and is not exercising the Special Warrant on behalf of a “U.S. person”; and (iii) did not execute or deliver this exercise form in the United States.]

☐	B	The undersigned holder (i) purchased the Special Warrants directly from the Corporation pursuant to a written subscription agreement for the purchase of Special Warrants, (ii) is exercising the Special Warrant solely for its own account and not on behalf of any other Person; and (iii) was an “accredited investor”, as that term is defined in Regulation D under the U.S. Securities Act, both on the date the Special Warrants were acquired from the Corporation and on the date of exercise of the Special Warrant.

☐	C.	The undersigned holder has delivered to the Corporation an opinion of counsel (which will not be sufficient unless it is from counsel of recognized standing and in form and substance satisfactory to the Corporation) to the effect that an exemption from the registration requirements of the U.S. Securities Act and applicable state securities laws is available.

Certificates will not be registered or delivered to an address in the United States unless Box “C” above is checked. If Box “C” above is checked, holders are encouraged to consult with the Corporation in advance to determine that the legal opinion tendered in connection with the exercise will be satisfactory in form and substance to the Corporation.

DATED this      day of                 , 200  .

Signature Guaranteed	Signature (Signature of Special Warrantholder must correspond with the name that appears on the face of the Special Warrant Certificate)
(Name in Full - Please print)
(Address)

(Telephone Number)

Notes:

1. Instructions for exercising Special Warrants are on the face page of the Special Warrant Certificate.

2. If the Exercise Form indicates that Common Shares or Warrants are to be issued to a person or persons other than the registered Special Warrantholder of the Special Warrant Certificate, the signature of such Special Warrantholder on the Exercise Form must be guaranteed by an authorized officer of a chartered bank, trust company or an eligible guarantor institution with membership in an approved signature guarantee medallion program.

3. If the Exercise Form is signed by a trustee, executor, administrator, curator, guardian, attorney, officer of a corporation or any person acting in a judiciary or representative capacity, the certificate must be accompanied by evidence of authority to sign satisfactory to the Corporation.

FORM OF WARRANT